Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Zeo ScientifiX, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate ($)	Amount of Registration Fee ($)
Fees to be Paid	Equity	Common Stock, $0.001 par value (1)	Rule 457(c)	600,000		$1,446,000	(1)	0.00015	$221.38
Fees to be Paid
Fees Previously Paid	Equity	Common Stock, $0.001 par value (1)	Rule 457(c)	3,826,823		10,141,080		0.00015	1,552.60
Fees to be Paid
Carry Forward Securities
Total Offering Amounts						$11,587,080		0.00015	$1,773.98
Total Fees Previously Paid									$1,552.60
Total Fee Offset									$221.38
Net Fee Due									$0.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and the aggregate offering price are based on the last sale reported of the Registrant’s Common Stock at $2.41 as reported on OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. as of a date (May 13, 2025) within five business days prior to filing this Registration Statement.
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Zeo ScientifiX, Inc.	S-1	333-286105	3/26/2025		$221.38	Equity	Common Stock			$221.38
Fee Offset Sources
Rule 457(p)
Fee Offset Claims

Table 3: Combined Prospectuses

N/A